Exhibit 99

PRESS RELEASE

For Immediate Release	January 17, 2013
For Further Information:	Tim O’Dell, CEO
Phone: 330.576.1900
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES DATE FOR ANNUAL MEETING

Fairlawn, Ohio – January 17, 2013 – Central Federal Corporation (Nasdaq: CFBK), announced today that its Annual Meeting of stockholders will be held on May 16, 2013 at the Fairlawn Country Club, 200 North Wheaton Road, Fairlawn, Ohio at 10:00 AM. The record date for stockholders eligible to vote at the meeting is April 1, 2013.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank is a full service business bank, along with being an active residential mortgage lender, in addition to providing consumer deposit and loan products and services. We serve the NE and Central Ohio markets through our offices in Fairlawn and Worthington, Ohio. In addition, we have full service banking offices in Calcutta and Wellsville, Ohio, which are located in what is considered the Utica Shale investment corridor. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.